Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE: May 15, 2017

ARC Group Worldwide Reports Fiscal Year Third Quarter 2017 Results

DELAND, FL., May 15, 2017—ARC Group Worldwide, Inc. (“ARC” and the “Company”) (NASDAQ: ARCW), a leading global provider of advanced manufacturing and metal 3D printing solutions, today reported its results for the period ending April 2, 2017, its fiscal third quarter 2017.

Quarterly Financial Summary

Fiscal third quarter 2017 revenue was $25.5 million compared to $24.9 for the fiscal third quarter of 2016.  The growth in sales was primarily driven by higher MIM sales across multiple industries.

Gross profit for the period was $3.1 million compared to $5.0 million for the prior year period.  The primary reason for the decrease in gross profit was due to increased development expenses associated with the ramping up of production for significant new products in the firearms and defense industry, which resulted in increased staffing levels and associated labor costs, along with higher scrap.

Facility EBITDA from Continuing Operations for the fiscal third quarter was $2.0 million compared to the prior year period of $3.9 million.  Facility EBITDA from Continuing Operations decreased as a result of the aforementioned start-up costs associated with the new program launches.

Net loss was $2.8 million for the fiscal third quarter compared to net loss of $0.3 million in the prior year period.

Jason Young, CEO, commented, “During the quarter, an industry slowdown among our customers in the firearms and defense sector partially offset new product growth.  However, we have significant momentum in sales, with the largest committed volume of new program launches from a diverse set of customers in our Company’s history.  The major driving factor that now governs our topline growth is our ability to launch these new part programs quickly and efficiently.  From a margin standpoint, the associated costs and traditional inefficiencies associated with these new program launches has put pressure on short-term profitability, but we expect that to reverse as these new programs move into full production during fiscal 2018.  This last quarter, in particular, had significant launch costs and inefficiencies related to a considerable, time-sensitive customer program currently under development.  However, since launch, we have rationalized our cost structure to be more efficient going forward.  Separately, we continue to execute on another major initiative with the divesting of our non-core assets in order to more efficiently focus on our core business.  In that regard, following our sale of Tekna Seal in the first fiscal quarter, we divested our wireless business during the third quarter.  Lastly, our metal 3D printing momentum continues with the recent launch of a significant new production program, one of the first of its kind in the sector.  Our metal 3D printing business is quickly becoming one of the largest and most technically complex providers in the country.  Further, we are very excited about the new state-of-the-art, dedicated metal additive manufacturing technology center that we are in the process of creating.”

Alan Quasha, Chairman, added, “We are pleased to announce Eli Davidai as ARC’s new General Manager of Operations.  Mr. Davidai has played an instrumental operational role at ARC during the last several quarters for Tekna Seal, as well as our European MIM facility, stamping, and flanges businesses.  As we rationalize and bring ARC’s unified solution together, we are now consolidating all of the facility operations under Mr. Davidai’s leadership.  This will help operational focus and increase productivity and efficiency across all our plants.  This new role should help us drive cash flow and margins, as we continue on our path of growth.”

GAAP to Non-GAAP Reconciliation

The Company has provided non-GAAP financial information to provide additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe are representative or indicative of its results of operations.  Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.  Specifically, EBITDA from Continuing Operations, EBITDA Margin from Continuing Operations, Facility EBITDA from Continuing Operations, Facility EBITDA Margin from Continuing Operations, Adjusted Earnings, and Adjusted Earnings Per Share are non-GAAP financial measures.  EBITDA Margin from Continuing Operations and Facility EBITDA Margin from Continuing Operations are calculated by dividing EBITDA from Continuing Operations and Facility EBITDA from Continuing Operations, respectively, by sales.

The reconciliation to GAAP is as follows (dollars in thousands):

	April 2,	March 27,
For the three months ended:	2017	2016
Net Loss	$(2,774)	$(337)
Interest Expense, Net	865	1,106
Income Taxes	120	(8)
Depreciation and Amortization	2,525	2,398
Adjustment to Exclude EBITDA from Discontinued Operations	14	(465)
EBITDA from Continuing Operations	$750	$2,694
EBITDA Margin from Continuing Operations	2.9%	10.8%
Corporate Expenses	1,277	1,244
Facility EBITDA from Continuing Operations	$2,027	$3,938
Facility EBITDA Margin from Continuing Operations	8.0%	15.8%

Net Loss	$(2,774)	$(337)
Adjustment to Exclude Income from Discontinued Operations, Net of Tax	(7)	(457)
Non-Recurring Gains	(147)	—
Reorganization/Transaction Expenses	76	90
Adjusted Earnings	$(2,852)	$(704)
Adjusted Earnings Per Share	$(0.16)	$(0.04)
Weighted Average Common Shares Outstanding	18,152,739	18,123,883

EBITDA from Continuing Operations excludes interest expense, net and income taxes as these items are associated with our capitalization and tax structures.  EBITDA from Continuing Operations also excludes depreciation and amortization expense as these non-cash expenses reflect the impact of prior capital expenditure decisions, which may not be indicative of future capital expenditure requirements.  EBITDA from Continuing Operations excludes the EBITDA associated with discontinued operations.

Facility EBITDA from Continuing Operations consists of EBITDA from our operating segments.  We believe this is a meaningful measurement of the operating performance of our manufacturing facilities.  Corporate expenses primarily consist of costs not allocated to our manufacturing facilities, such as compensation related costs for employees assigned to corporate, board of directors fees and expenses, professional fees, insurance costs, and marketing costs.

Adjusted Earnings removes the impact of reorganization/transaction related expenses, other non-recurring gains/expenses, and the impact of discontinued operations.  Reorganization expenses are primarily labor and labor related costs associated with the termination of employees.  Transaction expenses are primarily professional fees related to the refinancing of debt and the sale of non-core assets.

About ARC Group Worldwide, Inc.

ARC Group Worldwide, Inc. is a global advanced manufacturing and metal 3D printing service provider focused on accelerating speed-to-market for its customers.  ARC utilizes technology to improve automation in manufacturing through robotics, software, and process automation, as well as lean manufacturing to improve efficiency.  ARC provides a holistic set of precision manufacturing solutions, from design and prototyping, through full run production.  These solutions include metal injection molding, plastic and metal 3D printing, metal stamping, plastic injection molding, clean room injection molding, rapid tooling, thixomolding, and flanges.

Forward Looking Statements

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC’s current expectations, estimates and projections about future events.  These include, but are not limited to, statements, if any, regarding business plans, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth.  These statements are not historical facts or guarantees of future performance, events or results.  Such statements involve potential risks and uncertainties, and the general effects of financial, economic, and regulatory conditions affecting our industries.  Accordingly, actual results may differ materially.  ARC does not have any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information on risks and uncertainties that could affect ARC’s business, financial condition and results of operations, readers are encouraged to review Item 1A. – Risk Factors and all other disclosures appearing in ARC’s Form 10-K for the fiscal year ended June 30, 2016, as well as other documents ARC files from time to time with the Securities and Exchange Commission.

CONTACT: Drew M. Kelley

PHONE: (303) 467-5236

Email: InvestorRelations@ArcGroupWorldwide.com

ARC Group Worldwide, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except for share and per share amounts)

	For the three months ended		For the nine months ended
	April 2, 2017	March 27, 2016	April 2, 2017	March 27, 2016
Sales	$25,472	$24,885	$80,498	$72,353
Cost of sales	22,370	19,851	67,604	59,097
Gross profit	3,102	5,034	12,894	13,256
Selling, general and administrative	4,986	4,707	14,824	12,827
(Loss) income from operations	(1,884)	327	(1,930)	429
Other income (expense), net	88	(23)	893	71
Interest expense, net	(865)	(1,106)	(3,002)	(3,372)
Loss on extinguishment of debt	—	—	(723)	—
Loss before income taxes	(2,661)	(802)	(4,762)	(2,872)
Income tax (expense) benefit	(120)	8	1,181	566
Net loss from continuing operations	(2,781)	(794)	(3,581)	(2,306)
Gain on sale of subsidiary and income from discontinued operations, net of tax	7	457	3,704	934
Net (loss) income	(2,774)	(337)	123	(1,372)
Net income attributable to non-controlling interests:
Continuing operations	—	(4)	(22)	(48)
Discontinued operations	—	(20)	(4)	(40)
Net income attributable to non-controlling interests	—	(24)	(26)	(88)
Net (loss) income attributable to ARC Group Worldwide, Inc.	$(2,774)	$(361)	$97	$(1,460)

Net (loss) income per common share, basic and diluted:
Continuing operations	$(0.15)	$(0.04)	$(0.19)	$(0.13)
Discontinued operations	$—	$0.02	$0.20	$0.05
Attributable to ARC Group Worldwide, Inc.	$(0.15)	$(0.02)	$0.01	$(0.08)

Weighted average common shares outstanding:
Basic and diluted	18,152,739	18,123,883	18,133,397	18,123,883

ARC Group Worldwide, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share data)

	April 2, 2017	June 30, 2016
ASSETS
Current assets:
Cash	$723	$3,620
Accounts receivable, net	13,996	14,186
Inventories, net	19,712	16,585
Deferred income tax assets	—	478
Prepaid expenses and other current assets	3,326	3,886
Current assets of discontinued operations	—	1,818
Total current assets	37,757	40,573
Property and equipment, net	42,182	41,828
Goodwill	11,427	11,427
Intangible assets, net	20,465	23,066
Other	11	28
Long-term assets of discontinued operations	—	3,527
Total assets	$111,842	$120,449

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,404	$8,602
Accrued expenses and other current liabilities	2,926	2,591
Deferred revenue	1,152	1,457
Bank borrowings, current portion of long-term debt, net of unamortized deferred financing costs	1,644	15,648
Capital lease obligations, current portion	1,389	837
Accrued escrow obligations, current portion	1,211	2,842
Current liabilities of discontinued operations	—	723
Total current liabilities	18,726	32,700
Long-term debt, net of current portion and unamortized deferred financing costs	42,891	36,769
Deferred income tax liabilities	1,312	1,407
Capital lease obligations, net of current portion	2,175	1,930
Accrued escrow obligations, net of current portion	1,184	966
Other long-term liabilities	1,061	2,115
Long-term liabilities of discontinued operations	—	19
Total liabilities	67,349	75,906

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 2,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0005 par value, 250,000,000 shares authorized; 18,180,027 and 18,803,910 shares issued and 18,171,626 and 18,795,509 shares issued and outstanding at April 2, 2017 and June 30, 2016, respectively	10	10
Treasury stock, at cost; 8,401 shares at April 2, 2017 and June 30, 2016	(94)	(94)
Additional paid-in capital	30,784	29,702
Retained earnings	13,868	13,771
Accumulated other comprehensive loss	(75)	(6)
Total ARC Group Worldwide, Inc. stockholders' equity	44,493	43,383
Non-controlling interests	—	1,160
Total equity	44,493	44,543
Total liabilities and equity	$111,842	$120,449

ARC Group Worldwide, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the nine months ended
	April 2, 2017	March 27, 2016
Cash flows from operating activities:
Net income (loss)	$123	$(1,372)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,413	7,165
Share-based compensation expense	616	138
Gain on sale of subsidiaries	(5,456)	—
Bad debt expense and other	120	92
Deferred income taxes	194	362
Changes in working capital:
Accounts receivable	(184)	18
Inventory	(3,506)	557
Prepaid expenses and other assets	815	(2,428)
Accounts payable	2,324	834
Accrued expenses	(640)	(1,259)
Deferred revenue	(305)	(274)
Net cash provided by operating activities	1,514	3,833

Cash flows from investing activities:
Purchases of property and equipment	(5,324)	(1,918)
Proceeds from sale of subsidiary	10,538	—
Net cash provided by (used in) investing activities	5,214	(1,918)

Cash flows from financing activities:
Proceeds from debt issuance	91,264	1,000
Repayments of long-term debt and capital lease obligations	(100,084)	(4,882)
Payment of distributions to non-controlling membership interests from the sale of subsidiary	(453)	—
Purchase of non-controlling membership interests	(235)	—
Issuance of common stock under employee stock purchase plan	98	—
Net cash used in financing activities	(9,410)	(3,882)
Effect of exchange rates on cash	(215)	63
Net decrease in cash	(2,897)	(1,904)
Cash, beginning of period	3,620	4,821
Cash, end of period	$723	$2,917

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,917	$2,550
Cash paid for income taxes, net of refunds	$(858)	$597